Exhibit 10.23

FLORISTS’ TRANSWORLD DELIVERY, INC.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

June 28, 2002

FTD.COM INC.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

William J. Van Cleave
3113 Woodcreek Drive
Downers Grove, Illinois 60515

                                Re:          Modification of Employment Arrangements

Dear Ladies and Gentlemen:

                                This letter agreement (this “Agreement”) sets forth the agreement of Florists’ Transworld Delivery, Inc., a Michigan corporation (the “Assignee”), FTD.COM INC., a Delaware corporation (the “Assignor”), and William J. Van Cleave (the “Executive” and collectively with the Assignee and the Assignor, the “Parties”) relating to the assignment and assumption of the Executive’s employment from the Assignor to the Assignee.

                                Reference is made to (i) that certain letter agreement, dated as of May 17, 2000, between the Assignor and the Executive (the “Letter Agreement”), (ii) that certain confidentiality and non-disclosure agreement, dated as of May 2000, between the Assignor and the Executive (the “Confidentiality Agreement”) and (iii) that certain restricted shares agreement, dated as of May 17, 2000, between the Assignor and the Executive (the “Equity Award Agreement”).

                                Subject to the modifications thereto set forth in this Agreement, effective as of June 28, 2002 (the “Assignment Date”): (i) the Assignor hereby assigns all of its rights and obligations arising on and after the Assignment Date under the Letter Agreement and the Confidentiality Agreement to the Assignee; (ii) the Assignee hereby assumes all of the rights and obligations of the Assignor arising on and after the Assignment Date under the Letter Agreement and the Confidentiality Agreement; and (iii) the Executive hereby consents and agrees to such assignment and assumption.

                                The Parties agree that, as of the Assignment Date, the Executive shall no longer be employed by the Assignor.  Notwithstanding the foregoing, each of the Parties hereby agrees that the assignment and assumption described in the preceding paragraph shall not be deemed to be a termination of the Executive’s employment by the Assignor for any purpose whatsoever under the Letter Agreement, the Confidentiality Agreement or the Equity Award Agreement (including, for purposes hereof, the Assignor’s 1999 Equity Incentive Plan).  Furthermore, the assignment and assumption described above shall not adversely affect the timing of the vesting of restricted shares under the Equity Award Agreement.  The Executive agrees and acknowledges that he is not entitled to and shall not receive any severance or other benefits in connection with the assignment and assumption described above.

                                Each of the Parties hereby agrees that as of the Assignment Date, all references in the Letter Agreement to “FTD.COM INC.” and “FTD.COM” shall be amended to refer instead to “Florists’ Transworld Delivery, Inc.”; provided, however, that all references in the Letter Agreement to “FTD.COM’s 1999 Equity Incentive Plan” shall remain unchanged by the execution of this Agreement.

                                Each of the Parties hereby agrees that as of the Assignment Date: (i) all references in the Confidentiality Agreement to “FTD.COM INC.” and “the Company” shall be amended to refer instead to “Florists’ Transworld Delivery, Inc.”; (ii) the phrase “relating to the Company, Florists’ Transworld Delivery, Inc., a Michigan corporation and the direct parent corporation of the Company (‘FTDI’), or IOS Brands Corporation, a Delaware corporation and the indirect parent corporation of the Company (‘IOS’)” in Section 1(b) of the Confidentiality Agreement shall be amended and restated to read “relating to the Company or IOS Brands Corporation, a Delaware corporation and the direct parent corporation of the Company (‘IOS’)”; and (iii) all references in the Confidentiality Agreement to “FTDI” and “FTDI’s” shall be deleted.

                                Each of the Parties hereby agrees that as of the Assignment Date, all references in the Equity Award Agreement to “the Company” and “FTD.COM Inc.” shall be amended to refer instead to “Florists’ Transworld Delivery, Inc.”; provided, however, that all references in the Equity Award Agreement to  “FTD.COM’s 1999 Equity Incentive Plan” shall remain unchanged by the execution of this Agreement.

                                The Executive hereby acknowledges and agrees that pursuant to the Agreement and Plan of Merger, dated as of March 3, 2002, among IOS Brands Corporation, a Delaware corporation (“IOS”), the Assignee, Aroma Acquisition Corp., a Delaware corporation, and the Assignee (the “Merger Agreement”), upon consummation of the transactions contemplated thereby, the Equity Award Agreement shall be assumed by IOS.

                                This Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any conflicts-of-law principles thereof.  Each of the Parties consents to the jurisdiction and venue of any federal or state court located in the City of Chicago, Illinois, and waive any objection thereto.  Any amendment or modification to this Agreement shall require the written consent of each of the Parties.  If any provision of this Agreement is partially or completely invalid or unenforceable, then that provision shall only be ineffective to such extent of its invalidity or unenforceability and the remainder of this Agreement shall be unaffected thereby. In the event of any inconsistency between this Agreement and the Letter Agreement, the Confidentiality Agreement or the Equity Award Agreement, this Agreement shall govern.  Any disputes or controversies relating to this Agreement shall be settled by the arbitration procedures set forth in the Letter Agreement.

                                This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  A facsimile signature page hereto shall be deemed to be an original signature page for all purposes hereunder.

FLORISTS’ TRANSWORLD DELIVERY, INC.

By:	/s/ LARRY JOHNSON
Name: Larry Johnson
Its: Vice President, Human Resources

AGREED TO AND ACCEPTED as of the
date first written above:

EXECUTIVE

By:	/s/ WILLIAM J. VAN CLEAVE

Name: William J. Van Cleave

FTD.COM INC.

By:	/s/ MICHAEL SOENEN

Name: Michael Soenen

Its: President and CEO